UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 11, 2023

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On December 11, 2023, Community Health Systems, Inc. (the “Company”) announced the offering of $750.0 million aggregate principal amount of Senior Secured Notes due 2032 (the “Notes”) to be issued by its wholly owned subsidiary, CHS/Community Health Systems, Inc. (the “Issuer”). The Company is disclosing certain information in a preliminary offering circular, dated December 11, 2023 (the “Preliminary Offering Circular”), being provided to prospective investors of the Notes in connection with the offering. The Company is furnishing to this Current Report on Form 8-K selected information contained in the Preliminary Offering Circular to ensure compliance with Regulation FD.

Fourth Quarter 2023 Debt Repurchases

In the fourth quarter of 2023 (through the date of this Current Report on Form 8-K), the Issuer repurchased, through a combination of privately negotiated transactions and open market repurchases, (i) $256 million aggregate principal amount of its 6.000% Senior Secured Notes due 2029 (the “2029 Notes”), (ii) $142 million aggregate principal amount of its 6.875% Junior-Priority Secured Notes due 2029 (the “2029 Junior-Priority Secured Notes”) and (iii) $5 million aggregate principal amount of its 6.125% Junior-Priority Secured Notes due 2030 (the “2030 Junior-Priority Secured Notes”) (collectively, the “Fourth Quarter 2023 Debt Repurchases”) for an aggregate purchase price of approximately $305 million. The Fourth Quarter 2023 Debt Repurchases are expected to yield annual cash interest savings of approximately $25 million. After giving effect to the Fourth Quarter 2023 Debt Repurchases, approximately $644 million, $1,244 million and $1,227 million aggregate principal amount of the 2029 Notes, 2029 Junior-Priority Secured Notes and 2030 Junior-Priority Secured Notes, respectively, remain outstanding as of December 11, 2023.

The information contained in this Current Report under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

Item 8.01.	Other Events.

On December 11, 2023, the Company announced the offering of the Notes. A copy of the press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Issuer intends to use the net proceeds of the offering of the Notes to refinance a portion of its outstanding 8.000% Senior Secured Notes due 2026 through privately negotiated transactions, a tender offer and/or a redemption.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

99.1	Press Release of Community Health Systems, Inc., dated December 11, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 2034, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2023	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Kevin J. Hammons
Kevin J. Hammons
President and Chief Financial Officer (principal financial officer)